                                                                    EXHIBIT 99.1


             CENDANT REPORTS RECORD RESULTS FOR FIRST QUARTER 2002;
                        RAISES FULL YEAR 2002 PROJECTION

           1Q 2002 Adjusted EPS of $0.34 Exceeded Projection by $0.04

        1Q 2002 Adjusted EBITDA Increased 54% to $697 Million vs. 1Q 2001

       Adjusted EPS Increased 62% to $0.34 in 1Q 2002 vs. $0.21 in 1Q 2001

               Reported EPS $0.34 in 1Q 2002 vs. $0.30 in 1Q 2001

        Revenue Increased 84% to $2.7 Billion vs. $1.5 Billion in 1Q 2001

        Company Increases Projected Full Year 2002 Adjusted EPS by $0.07
                       to $1.36, a 30% Increase Over 2001


NEW YORK, NY, APRIL 17, 2002 - Cendant Corporation (NYSE: CD) today reported record first quarter 2002 results. Adjusted earnings per share was $0.34 and reported earnings per share was $0.34 (adjusted EPS excludes non-recurring or unusual items). The Company raised its projection for adjusted earnings per share for 2002 by $0.07 to $1.36, a 30% increase over the results for 2001. The increased forecast reflects the strength of the Company's businesses and the anticipated results of the previously announced acquisitions of Trendwest Resorts, NRT Incorporated, and Arvida Realty Services.

Cendant's Chairman, President and CEO, Henry R. Silverman, stated: "Simply put, we had an outstanding quarter. All of our operating segments reported year-over-year EBITDA growth of at least 10%, and performed ahead of our expectations. In addition, our operating leverage, which increased due to our cost reductions after September 11th, produced the expected outcome--a substantial portion of every incremental dollar of revenue dropped to the bottom line. Our organic growth exceeded our long term targets.

"I am particularly pleased that we now expect to attain our previously announced stretch goal of adjusted earnings per share of $1.35 to $1.40 for 2002."

RECENT DEVELOPMENTS
     The Company has announced several activities during 2002:

     o The Company completed the acquisition of Equivest Finance, Inc. for approximately $100 million in cash and the assumption of approximately $65 million of corporate debt, and signed a definitive agreement to acquire all of the outstanding common stock of Trendwest Resorts through a tax-free exchange of approximately $890 million of Cendant common stock and the assumption of $70 million of net corporate debt. Equivest and Trendwest market, sell and finance vacation ownership interests.

     o The Company announced today that it acquired NRT Incorporated, the largest residential real estate brokerage firm in the United States, for approximately $230 million in

         Cendant common stock, plus the assumption of $300 million of net debt, and NRT subsequently acquired Arvida Realty Services, the largest residential real estate brokerage firm in Florida, for approximately $160 million in cash.

     o Rating agencies Fitch, Moody's and Standard & Poor's recently affirmed the Company's senior unsecured credit ratings of BBB Plus, Baa1 and BBB, respectively, and removed Cendant from credit watch.

FIRST QUARTER 2002 SEGMENT RESULTS
The following discussion of operating results addresses segment revenue and Adjusted EBITDA, which is defined as earnings before non-program-related interest, income taxes, non-program-related depreciation and amortization and minority interest, adjusted to exclude certain items that are of a non-recurring or unusual nature and are not measured in assessing segment performance. Such discussion is the most informative representation of how management evaluates performance and allocates resources. During the first quarter of 2002, the segment results contained no adjustments of a non-recurring or unusual nature. Revenue and Adjusted EBITDA are expressed in millions.


REAL ESTATE SERVICES

(Consisting of the Company's real estate brokerage brands, mortgage and relocation services.)

                                       2002            2001             % CHANGE
--------------------------------------------------------------------------------
REVENUES                               $410            $339                  21%
--------------------------------------------------------------------------------
ADJUSTED EBITDA                        $182            $132                  38%
--------------------------------------------------------------------------------

The increase in operating results was driven primarily by increased franchise fees from our Century 21, Coldwell Banker and ERA franchise brands and continued growth in mortgage loan production during the first quarter of 2002.

HOSPITALITY
(Consisting of the Company's nine lodging brands, timeshare exchange and interval sales, and vacation rental.)

                                       2002            2001             % CHANGE
--------------------------------------------------------------------------------
REVENUES                               $403            $240                  68%
--------------------------------------------------------------------------------
ADJUSTED EBITDA                        $112            $102                  10%
--------------------------------------------------------------------------------

Revenues and Adjusted EBITDA increased primarily due to the acquisitions of Fairfield Resorts in April 2001 and Equivest in February 2002, and organic growth in our timeshare exchange and vacation rental businesses.

TRAVEL DISTRIBUTION
(Consisting of electronic global distribution services for the travel industry and travel agency services.)

                                       2002            2001             % CHANGE
--------------------------------------------------------------------------------
REVENUES                               $444             $25                  N/M
--------------------------------------------------------------------------------
ADJUSTED EBITDA                        $146             $ 2                  N/M
--------------------------------------------------------------------------------
N/M = not meaningful

The October 2001 acquisitions of Galileo International, Inc. and Cheap Tickets Inc. drove the substantial revenue and Adjusted EBITDA increases in the first quarter of 2002. While the terrorist incidents of September 11 caused a significant decrease in the demand for travel-related services and, accordingly, reduced the booking volumes of Galileo and our travel agency businesses during the third and fourth quarters of 2001, travel bookings improved during the first quarter of 2002.

VEHICLE SERVICES
(Consisting of car rental, vehicle management services and car park services.)

                                       2002            2001             % CHANGE
--------------------------------------------------------------------------------
REVENUES                             $1,030            $454                 127%
--------------------------------------------------------------------------------
ADJUSTED EBITDA                        $104             $93                  12%
--------------------------------------------------------------------------------

Revenues and Adjusted EBITDA increased substantially due to the acquisition of Avis Group Holdings as of March 1, 2001 and improved results at our National Car Parks subsidiary. Our Avis car rental business, which was significantly impacted by reduced travel volumes after September 11, reported stronger-than-expected results throughout the first quarter of 2002.

FINANCIAL SERVICES

(Consisting of individual membership products, insurance-related services, financial services enhancement products and tax preparation services.)

                                       2002            2001             % CHANGE
--------------------------------------------------------------------------------
REVENUES                              $419             $390                   7%
--------------------------------------------------------------------------------
ADJUSTED EBITDA                       $164             $131                  25%
--------------------------------------------------------------------------------

Revenues and Adjusted EBITDA increased in the first quarter primarily due to increased tax preparation volume.

BALANCE SHEET AND OTHER ITEMS
o As of March 31, 2002, we had approximately $1.1 billion of cash and cash equivalents and $6.1 billion of debt and preferred minority interest. In addition, the Company has $863 million of mandatorily convertible Upper DECS securities outstanding.
o As of March 31, 2002, the net debt to total capital ratio was 37%. The ratio of adjusted EBITDA to net interest expense (non-program related) was
      10.5 to 1 for first quarter 2002.
o As of March 31, 2002, the Company had undrawn lines of credit of $2.6 billion (not including undrawn lines of credit of $1.6 billion related to our PHH subsidiary).
o In the first quarter of 2002, we paid $250 million to a settlement trust, reducing the liability associated with the principal common stock class action litigation settlement at March 31, 2002 to $1.2 billion. We anticipate funding the balance of this obligation by July 16, 2002.
o Weighted average common shares outstanding, including dilutive securities, were 1.02 billion for the first quarter of 2002 compared with 830 million for first quarter 2001. The increase was primarily from the issuance of 61 million shares in connection with the retirement of $1.7 billion of Feline PRIDES in February 2001, the sale of 46 million shares in February 2001 and the issuance of 117 million shares in connection with the acquisition of Galileo International in October 2001.

RECONCILIATION OF FIRST QUARTER ADJUSTED EPS TO REPORTED EPS

Adjusted EPS excludes items that are of a non-recurring or unusual nature and Move.com-related items. Adjusted EPS is a non-GAAP (generally accepted accounting principles) measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and results of operations for the Company's core businesses. Adjusted EPS should be viewed in addition to the Company's reported results and not in lieu of reported results. Reported earnings per share was $0.34 in the first quarter of 2002 compared with reported earnings per share before the cumulative effect of an accounting change of $0.30 in the first quarter of 2001.

The only item reflected in first quarter 2002 reported results that is considered to be of an unusual or non-recurring nature for purposes of deriving adjusted EPS is an after tax charge of $6 million for costs related to securities litigation. In the first quarter of 2001, unusual or non-recurring items included: net income of $210 million, or $0.26 per share, associated with Move.com related items, primarily a gain on the sale of Move.com to Homestore.com; and net after-tax charges of $134 million or $0.17 per share, primarily to fund travel and real estate technology initiatives, acquisition and integration-related costs, and for costs associated with securities litigation (see Table 3).

2002 QUARTERLY OUTLOOK
The Company projects adjusted EPS of $0.36 for the second quarter of 2002 compared with $0.30 in 2001; $0.39 for the third quarter of 2002 compared with $0.32 in 2001; and $0.27 for the fourth quarter of 2002 compared with $0.23 in 2001. The acquisitions of Trendwest, NRT and Arvida will cause the seasonality of Cendant's earnings to be weighted to the second and third quarters of the year. The Company announced the following financial projections for the second and third quarters of 2002: (in millions)



                                                 SECOND QUARTER 2002         THIRD QUARTER 2002
                                                 ------------------          ------------------

Adjusted EBITDA                                     $780 - $790                  $885 - $900
   Percentage increase vs. prior year                 33%-35%                      47%-49%
Depreciation and amortization                       $115 - $120                  $120 - $125
Interest expense, net                                $85 - $95                   $100 - $110
Minority interest                                       $7                           $7
Weighted average shares outstanding                1,050 - 1,070                1,130 - 1,150


In the table above, depreciation and interest expense exclude program-related amounts. The Company's 2002 tax rate is expected to be between 33.0% and 33.5%. The increase in weighted average shares outstanding is due to the Trendwest and NRT acquisitions and the assumption that the Company's CODES securities will become convertible in the third quarter. Adjusted EBITDA for the balance of 2002 will exclude acquisition and integration-related costs, including the non-cash amortization of pendings and listings from real estate brokerage acquisitions, and securities litigation costs.

INVESTOR CONFERENCE CALL
Cendant will host a conference call to discuss first quarter results on Thursday, April 18, 2002, at 11:00 a.m. (EDT). Investors may access the call live at WWW.CENDANT.COM or by dialing 913-981-5519. A web replay will be available at WWW.CENDANT.COM following the call. A telephone replay will be available from 2:00 p.m. (EDT) on April 18, 2002 until 8:00 p.m. (EDT) on [April 25, 2002] at 719-457-0820, access code: 488800.

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 70,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries.

More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at WWW.CENDANT.COM or by calling 877-4-INFOCD (877-446-3623).

STATEMENTS ABOUT FUTURE RESULTS MADE IN THIS RELEASE CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND THE CURRENT ECONOMIC ENVIRONMENT. THE COMPANY CAUTIONS THAT THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE SPECIFIED IN CENDANT'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001.

SUCH FORWARD-LOOKING STATEMENTS INCLUDE PROJECTIONS. SUCH PROJECTIONS WERE NOT PREPARED IN ACCORDANCE WITH PUBLISHED GUIDELINES OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE SEC REGARDING PROJECTIONS AND FORECASTS, NOR HAVE SUCH PROJECTIONS BEEN AUDITED, EXAMINED OR OTHERWISE REVIEWED BY INDEPENDENT AUDITORS OF CENDANT OR ITS AFFILIATES. IN ADDITION, SUCH PROJECTIONS ARE BASED UPON MANY ESTIMATES AND ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF MANAGEMENT OF CENDANT AND ITS AFFILIATES. ACCORDINGLY, ACTUAL RESULTS MAY BE MATERIALLY HIGHER OR LOWER THAN THOSE PROJECTED. THE INCLUSION OF SUCH PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY CENDANT OR ITS AFFILIATES THAT THE PROJECTIONS WILL PROVE TO BE CORRECT.



MEDIA CONTACT:                        INVESTOR CONTACTS:
Elliot Bloom                          Sam Levenson
212-413-1832                          212-413-1834

                              # # #


                          Tables Follow

                                                                         TABLE 1

                      CENDANT CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)


                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                               ------------------
                                                                2002       2001
                                                               -------    -------
REVENUES
      Service fees and membership-related, net                 $ 1,715    $ 1,076
      Vehicle-related                                              961        398
      Other                                                         37         12
                                                               -------    -------
Net revenues                                                     2,713      1,486
                                                               -------    -------

EXPENSES
      Operating                                                    945        427
      Vehicle depreciation, lease charges and interest, net        502        180
      Marketing and reservation                                    290        249
      General and administrative                                   279        187
      Non-program related depreciation and amortization            107        101
      Other charges:
         Litigation settlement and related costs, net               11         11
         Restructuring and other unusual charges                    --        185
         Acquisition and integration related costs                  --          8
      Non-program related interest, net                             66         60
                                                               -------    -------
Total expenses                                                   2,200      1,408
                                                               -------    -------

Net gain on dispositions of businesses                              --        435
                                                               -------    -------

INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND
      EQUITY IN HOMESTORE.COM                                      513        513
Provision for income taxes                                         169        205
Minority interest, net of tax                                        2         13
Losses related to equity in Homestore.com, net of tax               --         18
                                                               -------    -------
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE               342        277
Cumulative effect of accounting change, net of tax                  --        (38)
                                                               -------    -------
NET INCOME                                                     $   342    $   239
                                                               =======    =======

CD COMMON STOCK INCOME PER SHARE
      BASIC
        Income before cumulative effect of accounting change   $  0.35    $  0.32
        Net income                                                0.35       0.28

      DILUTED
        Income before cumulative effect of accounting change   $  0.34    $  0.30
        Net income                                                0.34       0.26

      WEIGHTED AVERAGE SHARES
        Basic                                                      979        790
        Diluted                                                  1,018        830

                                                                                             TABLE 2


                                CENDANT CORPORATION AND SUBSIDIARIES
                               REVENUES AND ADJUSTED EBITDA BY SEGMENT
                                        (Dollars in millions)

                                                       THREE MONTHS ENDED MARCH 31,
                                                       ----------------------------

                                                 REVENUES                  ADJUSTED EBITDA (A)
                                         -------------------------   ------------------------------
                                                             %
                                          2002     2001    CHANGE     2002        2001     % CHANGE
                                         ------   ----------------   ------      ------    --------
Real Estate Services                     $  410   $  339       21%   $  182      $  132 (D)     38%
Hospitality                                 403      240       68%      112         102         10%
Travel Distribution                         444       25         *      146           2           *
Vehicle Services                          1,030      454      127%      104          93 (E)     12%
Financial Services                          419      390        7%      164         131         25%
                                         ------   ------             ------      ------
Total Reportable Segments                 2,706    1,448                708         460
Corporate and Other (B)                       7       38         *      (11) (C)    (17)(F)       *
                                         ------   ------             ------      ------
TOTAL COMPANY                             2,713    1,486       83%      697         443         57%
Move.com Group                               --       10         *       --          (9)          *
                                         ------   ------             ------      ------
Total Company Excluding Move.com Group   $2,713   $1,476       84%   $  697      $  452         54%
                                         ======   ======             ======      ======

---------
*    Not meaningful.
(A)  Defined as earnings before non-program related interest, income taxes, non-program related depreciation and amortization, minority interest and equity in Homestore.com, adjusted to exclude certain items which are of a non-recurring or unusual nature and not measured in assessing segment performance or are not segment specific.
(B)  Principally reflects unallocated corporate overhead and 2001 includes Move.com Group operating results.
(C)  Excludes $11 million of litigation settlement and related costs.
(D)  Excludes a charge of $95 million related to the funding of an irrevocable contribution to an independent technology trust responsible for providing technology initiatives for the benefit of certain of the Company's current and future real estate franchisees.
(E)  Excludes a charge of $4 million related to the acquisition and integration of Avis Group
     Holdings, Inc. ("Avis").
(F)  Excludes (i) a net gain of $435 million primarily related to the sale of the Company's real estate Internet portal, move.com, and (ii) a credit of $14 million to reflect an adjustment to the settlement charge recorded in the fourth quarter of 1998 for the PRIDES class action litigation. Such amounts were partially offset by charges of (i) $85 million incurred in connection with the creation of Trip Network, Inc. (formerly Travel Portal, Inc.), (ii) $25 million of litigation settlement and related costs, (iii) $7 million related to a contribution to the Cendant Charitable Foundation and (iv) $4 million related to the acquisition and integration of Avis.

                                                                                                       TABLE 3

                                     CENDANT CORPORATION AND SUBSIDIARIES
                                RECONCILIATION OF REPORTED EPS TO ADJUSTED EPS
                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                              THREE MONTHS ENDED
                                                                                  MARCH 31,
                                                                  -------------------------------------------
                                                                                       2002
                                                                  -------------------------------------------
                                                                      INCOME BEFORE
                                                                  CUMUMLATIVE EFFECT OF
                                                                    ACCOUNTING CHANGE          DILUTED EPS
                                                                  ---------------------     -----------------
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
       Total Company                                               $                342      $           0.34
       Less:  Move.com Group (A)                                                    --                   --
                                                                  ---------------------     -----------------
Income before cumulative effect of accounting change, including
       Cendant's retained interest in Move.com Group                                342                  0.34
Convertible debt interest, net of tax                                                 1                  --
                                                                  ---------------------     -----------------
Total - As Reported                                                                 343                  0.34
Adjustments (after-tax):
       Litigation settlement and related costs (C)                                    6                  --
       Restructuring and other unusual charges (D)                                  --                   --
       Acquisition and integration related costs (E)                                --                   --
       Loss on dispositions of businesses (F)                                       --                   --
Losses related to equity in Homestore.com                                           --                   --
Less:  Retained interest in Move.com Group (B)                                      --                   --
                                                                  ---------------------     -----------------
Total - As Adjusted                                                $                349      $           0.34
                                                                  =====================     =================

                                                                              THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                  ----------------------------------------
                                                                                     2001
                                                                  ----------------------------------------
                                                                      INCOME BEFORE
                                                                  CUMUMLATIVE EFFECT OF
                                                                    ACCOUNTING CHANGE       DILUTED EPS
                                                                  ---------------------  -----------------
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
       Total Company                                               $                277   $           0.33
       Less:  Move.com Group (A)                                                     27               0.03
                                                                  ---------------------  -----------------
Income before cumulative effect of accounting change, including
       Cendant's retained interest in Move.com Group                                250               0.30
Convertible debt interest, net of tax                                                 3               --
                                                                  ---------------------  -----------------
Total - As Reported                                                                 253               0.30
Adjustments (after-tax):
       Litigation settlement and related costs (C)                                    6               0.01
       Restructuring and other unusual charges (D)                                  122               0.15
       Acquisition and integration related costs (E)                                  5               0.01
       Loss on dispositions of businesses (F)                                         1                --
Losses related to equity in Homestore.com                                            18               0.02
Less:  Retained interest in Move.com Group (B)                                      228               0.28
                                                                  ---------------------  -----------------
Total - As Adjusted                                                $                177   $           0.21
                                                                  =====================  =================

------
(A)  Represents the portion of Move.com Group's operating results (including the gain on sale of Move.com
     Group) not retained by Cendant.
(B)  Represents the portion of Move.com Group's operating results (including the gain on sale of Move.com
     Group) retained by Cendant.
(C)  Represents 2002 and 2001 pre-tax charges of $11 million each.
(D)  Represents 2001 pre-tax charges of $185 million primarily related to (i) the funding of an irrevocable contribution to an independent technology trust ($95 million), (ii) the creation of Trip Network, Inc.
     ($85 million) and (iii) a non-cash contribution to the Cendant Charitable Foundation ($7 million).
(E)  Represents 2001 pre-tax charges of $8 million related to the acquisition and integration of Avis Group
     Holdings, Inc.
(F)  Represents 2001 pre-tax losses of $1 million.

                                                                                                           TABLE 4

                                       CENDANT CORPORATION AND SUBSIDIARIES
                                          SEGMENT REVENUE DRIVER ANALYSIS
                                          (REVENUE DOLLARS IN THOUSANDS)

                                                                            THREE MONTHS ENDED MARCH 31,
                                                                      -------------------------------------------
                                                                                                           %
                                                                         2002             2001          CHANGE
                                                                      -----------     -----------    ------------
REAL ESTATE SERVICES SEGMENT

     REAL ESTATE FRANCHISE
            Closed Sides - Domestic (000's)                               395,316         359,561         10%
            Average Price                                             $   186,434     $   171,865          8%
            Royalty and Marketing Revenue                             $   124,110     $   103,370         20%
            Total Revenue                                             $   157,402     $   117,849         34%

     RELOCATION
            Service Based Revenue (Referrals, Outsourcing, etc.)      $    59,361     $    61,174         (3%)
            Asset Based Revenue (Corporate and Government Home Sale
              Closings and Financial Income)                          $    37,750     $    41,916        (10%)
            Total Revenue                                             $    97,111     $   103,090         (6%)

     MORTGAGE
            Production Loans Sold (millions)                          $     8,549     $     5,916         45%
            Production Revenue                                        $   190,719     $    87,153        119%
            Average Servicing Loan Portfolio (millions)               $    99,132     $    80,986         22%
            Net Servicing Revenue (A)                                 $   (35,025)    $    31,403         n/a
            Total Revenue                                             $   155,863     $   118,823         31%

HOSPITALITY SEGMENT

     LODGING
            RevPar ($)                                                $     21.44     $     24.17        (11%)
            Weighted Average Rooms Available                              519,409         508,685          2%
            Royalty, Marketing and Reservation Revenue                $    75,079     $    84,484        (11%)
            Total Revenue                                             $    89,136     $   104,134        (14%)

     RCI
            Average Subscriptions                                       2,744,404       2,482,152         11%
            Number of Timeshare Exchanges                                 568,873         506,590         12%
            Total Revenue                                             $   144,742     $   127,005         14%

     FAIRFIELD RESORTS
            Average Revenue per Transaction                           $    12,310     $    11,802          4%
            Total Revenue                                             $   126,602         (B)             n/a

TRAVEL DISTRIBUTION SEGMENT

     GALILEO
            Domestic Booking Volume (millions)
                Air                                                            24              31        (23%)
                Non-air                                                         4               5        (20%)
            International Booking Volume (millions)
                Air                                                            51              55         (7%)
                Non-air                                                         1               1         --
            Worldwide Booking Volume (millions)
                Air                                                            75              86        (13%)
                Non-air                                                         5               6        (17%)

            Total Galileo Revenue                                     $   407,259         (B)             n/a

VEHICLE SERVICES SEGMENT

     CAR RENTAL
            Rental Days (000's)                                            13,537          14,559         (7%)
            Time and Mileage Revenue per Day                          $     39.47     $     39.57         --
            Average Length of Rental Days                                    3.81            3.71          3%
            Total Revenue                                             $   571,385         (B)             n/a

     VEHICLE MANAGEMENT AND FUEL CARD SERVICES
            Average Fleet (Leased)                                        316,041         310,787          2%
            Average Number of Cards (000's)                                 3,819           3,517          9%
            Total Revenue                                             $   361,557         (B)             n/a

FINANCIAL SERVICES SEGMENT
            Insurance/Wholesale-related Revenue                       $   140,342     $   143,313         (2%)
            Other Revenue                                             $   278,631     $   246,493         13%
            Total Revenue                                             $   418,973     $   389,806          7%

     TRILEGIANT
            Gross New Member Joins                                      3,104,930       2,396,729         30%
            Blended Cancellation Rate (C)                                 11.7%           12.4%           6%

-------

(A)  Includes gross recurring service fees of $99 million and $81 million for 2002 and 2001, respectively. Net servicing revenues also include the non-cash amortization of mortgage servicing rights ($130 million and $53 million, respectively), which was accelerated due to a higher volume of refinancing activity, and interest expense ($12 million and $6 million, respectively), which also increased due to a higher volume of refinancing activity as the Company's mortgage business is required to pay the investor interest on loans refinanced, which is calculated from the loan payoff date through the end of the month.
(B)  The operations of these businesses were acquired in, or subsequent to, the first quarter of 2001.
     Accordingly, first quarter 2001 revenues are not comparable to the current period amounts.
(C)  Represents the blended cancellation rate across the entire active member base, which includes new and renewal members.


                                                                                                       TABLE 5

                                     CENDANT CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                                 (IN BILLIONS)

                                                                 MARCH 31, 2002           DECEMBER 31, 2001
                                                               ------------------       ---------------------
ASSETS

Current assets:

    Cash and cash equivalents                                  $              1.1       $                 2.0

    Stockholder litigation settlement trust                                  --                           1.4

    Other current assets                                                      3.2                         3.1
                                                               ------------------       ---------------------
Total current assets                                                          4.3                         6.5

Property and equipment, net                                                   1.9                         2.0

Goodwill, net                                                                 8.1                         8.0

Other non-current assets                                                      5.4                         5.0
                                                               ------------------       ---------------------
Total assets exclusive of assets under programs                              19.7                        21.5

Assets under management and mortgage programs                                11.7                        12.0
                                                               ------------------       ---------------------
TOTAL ASSETS                                                   $             31.4       $                33.5
                                                               ==================       =====================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

    Current portion of long-term debt                          $             --         $                 0.4

    Stockholder litigation settlement                                         1.2                         2.9

    Other current liabilities                                                 4.0                         4.4
                                                               ------------------       ---------------------
Total current liabilities                                                     5.2                         7.7

Long-term debt, excluding Upper DECS                                          5.7                         5.7

Upper DECS                                                                    0.9                         0.9

Other noncurrent liabilities                                                  0.9                         0.8
                                                               ------------------       ---------------------
Total liabilities exclusive of liabilities under programs                    12.7                        15.1

Liabilities under management and mortgage programs                           10.7                        10.9

Mandatorily redeemable preferred interest in a subsidiary                     0.4                         0.4

Total stockholders' equity                                                    7.6                         7.1
                                                               ------------------       ---------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $             31.4       $                33.5
                                                               ==================       =====================

                                                                                                                TABLE 6

                                          CENDANT CORPORATION AND SUBSIDIARIES
                                    SCHEDULE OF TOTAL CORPORATE DEBT OUTSTANDING (A)
                                                      (IN MILLIONS)


     MATURITY
       DATE                                                                      MARCH 31, 2002      DECEMBER 31, 2001
---------------------                                                           ----------------    -------------------
   December 2003                7 3/4% notes                                     $         1,150     $            1,150
    August 2006                 6 7/8% notes                                                 850                    850
      May 2009                  11% senior subordinated notes                                577                    584
   November 2011        (B)     3 7/8% convertible senior debentures                       1,200                  1,200
   February 2021        (C)     Zero coupon senior convertible contingent notes              925                    920
      May 2021          (D)     Zero coupon convertible debentures                         1,000                  1,000
                                3% convertible subordinated notes                              -                    390
                                Other                                                         18                     38
                                                                                ----------------    -------------------
                                Total debt, excluding Upper DECS                           5,720                  6,132
                                Less: current portion                                         10                    401
                                                                                ----------------    -------------------
                                Long-term debt, excluding Upper DECS                       5,710                  5,731
      May 2004          (E)     Upper DECS                                                   863                    863
                                                                                ----------------    -------------------
                                                                                 $         6,573     $            6,594
                                                                                ================    ===================

-------
(A)  Amounts presented herein exclude liabilities under management and mortgage programs.

(B)  Each $1,000 principal amount is convertible into 41.58 shares of CD common stock during 2002 if the average price of CD common stock exceeds $28.86 during the stipulated measurement periods. The average price of CD common stock at which the debentures are convertible decreases annually by a stipulated percentage. Redeemable by the Company after November 27, 2004. Holders may require the Company to repurchase the notes on November 27, 2004 and 2008.

(C)  Each $1,000 principal amount is convertible into 33.4 shares of CD common stock during Q3 and Q4 of 2002 if the average price of CD common stock exceeds $20.80 and $20.93, respectively, during the stipulated measurement periods. The average price of CD common stock at which the notes are convertible increases on a quarterly basis by a stipulated percentage. Redeemable by the Company after February 13, 2004. Holders may require the Company to repurchase the notes on February 13, 2004, 2009 and 2014. Issued at a discount resulting in a yield-to-maturity of
     2.5%.

(D)  Each $1,000 principal amount is convertible into 39.08 shares of CD common stock if the average price of CD common stock exceeds $28.15 during the stipulated measurement periods. Redeemable by the Company after May 4, 2004.
     Holders may require the Company to repurchase the notes on May 4, 2002, 2004, 2006, 2008, 2011 and 2016. This debt is classified as long-term based upon the Company's intent and ability to refinance such amount with existing lines of credit if holders require the Company to repurchase the notes on May 4, 2002.

(E)  The forward purchase contracts require the holder to purchase a minimum of 1.7593 shares (if the average price of
     CD common stock is greater than $28.42 during a stipulated period) and a maximum of 2.3223 shares (if the average price of CD common stock is less than $21.53 during a stipulated period) of CD common stock in August 2004. The minimum and maximum number of shares to be issued under the forward purchase contracts are 30.3 million and 40.1 million shares, respectively.

                                                                                                       TABLE 7

                                     CENDANT CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED SCHEDULES OF FREE CASH FLOWS
                                                 (In millions)

                                                                                  TWELVE MONTHS ENDED
                                                                                       MARCH 31,
                                                                           ----------------------------------
                                                                            2002         2001        % CHANGE
                                                                           -------      -------      --------
Adjusted EBITDA, excluding Move.com Group (*)                              $ 2,458 (A)  $ 1,833 (B)       34%

Interest expense, net (C)                                                     (231)        (142)
Minority interest, excluding tax benefit (D)                                   (23)        (128)
Tax payments                                                                  (111)         (53)
                                                                           -------      -------
CASH FLOW                                                                    2,093        1,510           39%

Tax refunds                                                                     17          114
Restructuring and other unusual payments                                      (166)         (48)
Working capital and other                                                       24          (16)
Capital expenditures                                                          (336)        (248)
                                                                           -------      -------
FREE CASH FLOW                                                               1,632        1,312           24%

NON-OPERATING ACTIVITIES:
         Investments (E)                                                      (274)        (379)
         Acquisitions, net of cash acquired                                 (1,998)      (1,101)
         Funding of stockholder litigation settlement                       (1,060)        (600)
         Other (F)                                                              25         (410)
                                                                           -------      -------
                                                                            (3,307)      (2,490)
                                                                           -------      -------

FINANCING ACTIVITIES:
         Net proceeds from (repayments on) borrowings (G)                    1,493        1,504
         Net issuances of equity securities and other                          (17)         287
                                                                           -------      -------
                                                                             1,476        1,791
                                                                           -------      -------

NET CHANGE IN CASH BEFORE MANAGEMENT AND MORTGAGE PROGRAMS                    (199)         613

MANAGEMENT AND MORTGAGE PROGRAMS:
         Net investment in vehicles                                            (80)         (12)
         Net mortgage originations and sales                                    45          296
         Net mortgage servicing rights                                        (606)        (456)
         Net contract receivables                                               24          --
         Net relocation receivables                                             79          349
         Net financing for assets under management and mortgage programs      (217)         354
                                                                           -------      -------
Net change in cash from management and mortgage programs                      (755)         531
                                                                           -------      -------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       $  (954)     $ 1,144
                                                                           =======      =======
---------
(*)  Represents Adjusted EBITDA excluding Move.com Group operating losses. Adjusted EBITDA is defined as earnings before non-program related interest, income taxes, non-program related depreciation and amortization, minority interest and equity in Homestore.com, adjusted to exclude certain items which are of a non-recurring or unusual nature and not measured in assessing segment performance or are not segment specific.

(A)  Excludes (i) a $441 million non-cash charge primarily related to the impairment of the Company's investment in Homestore.com, Inc., (ii) a $193 million charge ($51 million of which was non-cash)
     primarily in connection with restructuring and other initiatives undertaken as a result of the September
     11th terrorist attacks, (iii) a $104 million charge ($33 million of which is non-cash) primarily related to the acquisition and integration of Galileo International, Inc. and Cheap Tickets, Inc. (iv) a $94
     million non-cash charge related to the impairment of the Company's mortgage servicing rights portfolio,
     (v) $86 million ($48 million of which is non-cash) of litigation settlement and related costs and (iv)
     $19 million of other non-cash charges. The cash payments are included in "Restructuring and other unusual payments" and "Investments" (see Note (E) below).

(B)  Excludes (i) a net gain of $406 million related to the dispositions of businesses, (ii) a gain of $35 million, which represents recognition of a portion of our previously recorded deferred gain from the sale of our fleet businesses due to the disposition of VMS Europe by Avis in August 2000 and (iii) a non-cash credit of $14 million to reflect an adjustment to the settlement charge recorded in the fourth quarter of
     1998 for the PRIDES class action litigation. Such amounts were partially offset by charges of (i) $95 million related to the funding of an irrevocable contribution to an independent technology trust, (ii)
     $85 million incurred in connection with the creation of Trip Network, Inc. (formerly Travel Portal,
     Inc.), (iii) $65 million of litigation settlement and related costs, (iv) $8 million ($4 million of which was non-cash) related to the acquisition and integration of Avis, (v) $7 million ($6 million of which was non-cash) related to a contribution to the Cendant Charitable Foundation and (vii) $3 million in connection with the initial public offering of Move.com common stock. The cash payments are included in "Restructuring and other unusual payments" and "Investments" (see Note (E) below).

(C)  Excludes non-cash accretion recorded on the Company's zero-coupon senior convertible notes.

(D)  Represents the before tax amounts of minority interest.

(E)  The activity for the twelve months ended March 31, 2002 includes cash payments associated with an investment in NRT Incorporated ($94 million) and other payments, primarily related to the funding of a marketing advance to Trilegiant Corporation. The activity for the twelve months ended March 31, 2001 includes cash payments associated with (i) the contribution to the technology trust described in Note (B)
     above ($95 million), (ii) investments in marketable securities ($75 million), (ii) an investment in NRT
     Incorporated ($50 million), (iii) the creation of Trip Network, Inc. ($45 million) and (iv) other payments, primarily related to preferred stock investments.

(F)  Includes net cash used in Move.com Group operations during first quarter 2001, the effects of changes in exchange rates and other.

(G)  Represents debt borrowings, net of debt repayments and financing costs.

                                                                                               TABLE 8
                                 CENDANT CORPORATION AND SUBSIDIARIES
                            CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                             (In millions)

                                                                                 THREE MONTHS ENDED
                                                                                       MARCH 31,
                                                                                ---------------------
                                                                                  2002         2001
                                                                                ---------    --------
Operating Activities

Net cash used in operating activities exclusive of management
       and mortgage programs                                                    $  (1,398)   $    (26)

Net cash provided by operating activities of management
       and mortgage programs                                                          839         131
                                                                                ---------    --------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                  (559)        105
                                                                                ---------    --------

INVESTING ACTIVITIES
Property and equipment additions                                                      (55)        (68)
Net assets acquired (net of cash acquired) and acquisition-related payments          (239)       (978)
Collections from (payments to) stockholder litigation settlement trust              1,410 (B)    (250)
Other, net                                                                             (1)        (17)
                                                                                ---------    --------
Net cash provided by (used in) investing activities exclusive of management
       and mortgage programs                                                        1,115      (1,313)
                                                                                ---------    --------

MANAGEMENT AND MORTGAGE PROGRAMS:
       Investment in vehicles                                                      (3,506)       (832)
       Payments received on investment in vehicles                                  3,154         681
       Origination of timeshare receivables                                          (172)       --
       Principal collection of timeshare receivables                                  155        --
       Equity advances on homes under management                                   (1,295)     (1,268)
       Repayment on advances on homes under management                              1,354       1,261
       Additions to mortgage servicing rights and related hedges                     (257)        (48)
       Proceeds from sales of mortgage servicing rights                                11          13
                                                                                ---------    --------
                                                                                     (556)       (193)
                                                                                ---------    --------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                   559      (1,506)
                                                                                ---------    --------

FINANCING ACTIVITIES
Proceeds from borrowings                                                             --         1,600
Principal payments on borrowings                                                     (491)       (316)
Issuances of common stock                                                              63         657
Repurchases of common stock                                                           (57)        (10)
Other, net                                                                             (8)        (34)
                                                                                ---------    --------
Net cash provided by (used in) financing exclusive of management
       and mortgage programs                                                         (493)     1,897
                                                                                ---------    --------
MANAGEMENT AND MORTGAGE PROGRAMS:
       Proceeds from borrowings                                                     2,518       2,712
       Principal payments on borrowings                                            (3,052)     (2,081)
       Net change in short-term borrowings                                            195          26
                                                                                ---------    --------
                                                                                     (339)        657
                                                                                ---------    --------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                  (832)      2,554
                                                                                ---------    --------
Effect of changes in exchange rates on cash and cash equivalents                       (1)         (5)
                                                                                ---------    --------
Net increase (decrease) in cash and cash equivalents                                 (833)      1,148
Cash and cash equivalents, beginning of period                                      1,971         944
                                                                                ---------    --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                        $   1,138    $  2,092
                                                                                =========    ========


---------
(A)  Includes the application of the prior payments to the stockholder litigation settlement trust of $1.41 billion and the March 2002 payment of $250 million.
(B)  Represents $1.41 billion of collections from the stockholder litigation settlement trust, which were used to extinguish a portion of the stockholder litigation settlement liability.